UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2006
QUANTUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-13449	94-2665054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Quantum Corporation was notified on July 5, 2006 by the U.S. Department of Justice of early termination of the 30-day waiting period required under the Hart-Scott-Rodino Antitrust Act of 1976 (HSR) for approval of the merger of Advanced Digital Information Corporation (ADIC) with Quantum, announced on May 2, 2006.  Quantum has also received a clearance determination from the Competition Authority in Ireland confirming that the proposed merger may be put into effect.  A review of the proposed merger by the Bundeskartellamt (Federal Cartel Office) is still pending in Germany.

Additional Information and Where to Find It

Quantum has filed with the SEC a Registration Statement on Form S-4 in connection with the transaction, and ADIC has filed with the SEC and plans to mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus contain important information about Quantum, ADIC, the transaction and related matters. Investors and stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully. Investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Quantum and ADIC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders can obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Quantum by contacting Investor Relations at (408) 944-4450 or IR@quantum.com, or from ADIC by contacting Stacie Timmermans at (425) 881-8004 or stacie.timmermans@adic.com.

Quantum and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ADIC in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Proxy Statement/Prospectus described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    July 6, 2006